TRANSACTION AND SHIPPING AGREEMENT

By and between

MERK INVESTMENTS LLC,

as Sponsor of the Merk Gold Trust

and

COINS ‘N THINGS INC.

as a Precious Metals Dealer

________________________________________

Dated as of [ _______, 2014]

TRANSACTION AND SHIPPING AGREEMENT

THIS TRANSACTION AND SHIPPING AGREEMENT, dated as of [_______, 2014], is by and between MERK INVESTMENTS LLC, a Delaware limited liability company, as sponsor of the Merk Gold Trust, and COINS ‘N THINGS Inc., a Massachusetts corporation, as Precious Metals Dealer.

INTRODUCTION

(1)	The Trustee has agreed to act as trustee for the holders of Shares pursuant to the Trust Agreement.

(2)
The Trust holds London Bars and, in connection with a Delivery Applicant’s exchange of Shares for physical gold other than London Bars, also may obtain other gold bars and coins without numismatic value with a minimum fineness (or purity) of 995 parts per 1,000 (99.5%), and American Gold Eagle gold coins (with a minimum fineness of 91.67%).

(3)
The Sponsor may engage in over-the-counter transactions with the Precious Metals Dealer to acquire, on behalf of the Trust, from the Precious Metals Dealer, the gold requested by a Delivery Applicant in a Delivery Application.

(4)	The Custodian has agreed to hold, receive, transfer and convert the Trust’s gold on behalf of the Trust pursuant to the Trust Allocated Account Agreement and Trust Unallocated Account Agreement.

(5)
In order to effect the delivery of Gold to Delivery Applicants who elect to take delivery of physical gold other than London Bars in exchange for Shares, the Fine Ounces that represent the physical gold to be acquired by the Trust from the Precious Metals Dealer pursuant to a Transaction Contract must be transferred from the Trust Unallocated Account to the PMD Unallocated Account.

(6)
The Precious Metals Dealer has agreed to deliver physical gold other than London Bars to the Delivery Applicant in accordance with delivery instructions contained in a Delivery Application pursuant to this Agreement.

1.           INTERPRETATIONS

1.1           Definitions.  Except as otherwise specified in this Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Agreement” means this Transaction and Shipping Agreement, as amended or supplemented in accordance with its terms.

“Business Day” means any day other than a day: (1) when the Exchange is closed for regular trading; or (2), if the order or other transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United Kingdom or in such other jurisdiction are, or the London gold market is, not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day.

“Confidential Information” has the meaning ascribed to such term in Section 3.1.

“Custodian” means the JPMorgan Chase Bank, N.A., and any substitute or additional custodian of the Trust’s assets appointed by the Trustee at the direction of or as approved by the Sponsor as provided in the Trust Agreement and, where the context permits, any sub-custodians employed by the initial Custodian or any such substitute or additional custodian.

“Delivery Applicant” means a beneficial owner who is not an authorized participant and wishes to Surrender part or all of the Shares he or she holds for the purpose of taking Delivery of Physical Gold in the amount of Trust property represented by those Shares.

“Delivery Applicant Procedures” means the procedures for a Delivery Applicant to take Delivery of Physical Gold as provided in the Trust Agreement and as set forth in the Trust’s registration statement, as modified by the Sponsor and the Trustee from time to time.

“Delivery Application” means a document in form satisfactory to the Sponsor that expresses a Delivery Applicant’s intention to Surrender Shares on a Share submission day in exchange for an amount of Physical Gold up to the amount of gold represented by such Shares on such Share submission day.

“Delivery Day” means any Business Day the Exchange is open for trading.

“Disclosing Party” has the meaning ascribed to such term in Section 3.3.

“Effecting Delivery Applicant Instructions” has the meaning ascribed to such term in Section 7.1.

“Exchange” means the exchange or other securities market on which the Shares are principally traded, as specified from time to time by the Sponsor.

“Fine Ounce” means an Ounce of 100% pure gold, Fine Ounces being determined, as to physical gold, by multiplying the gross weight in Ounces by the fineness, expressed as a fraction of the fine metal content in parts per 1000 and, as to gold held in the Trust Unallocated Account, by the number of Fine Ounces credited to the account from time to time (such account being denominated in Fine Ounces).

 “Gold” or “gold” means physical gold and gold on an Unallocated Basis.

“Gold Coins” means gold coins without numismatic value and having a minimum fineness of 99.5% or, with respect to American Gold Eagle gold coins, having a minimum fineness of 91.67%.

“LBMA” means the London Bullion Market Association or its successor.

“London Bar” means a gold bar meeting the London Good Delivery Standards.

“London Good Delivery Standards” means the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA.

“London PM Fix” means the afternoon session of the twice daily fix of the price of a Fine Ounce of gold, which starts at 3:00 PM London, England, time and is performed in London by the five members of the London gold fix.

“Non-Disclosing Party” has the meaning ascribed to such term in Section 3.3.

“Ounce” means one troy ounce, equal to 31.103 grams (1.0971428 ounces avoirdupois).

“Physical Gold” or “physical gold” means (i) gold bullion that meets the London Good Delivery Standards and (ii), with respect to a Delivery Applicant’s taking Delivery of Physical Gold, gold bullion in bars of any size with a minimum fineness of 99.5% and Gold Coins.

“PMD Unallocated Account” means a loco London account maintained by the Custodian on an Unallocated Basis for the Precious Metals Dealer which may be used for facilitating a Delivery Applicant’s taking Delivery of Physical Gold as provided in the Trust Agreement and the Delivery Applicant Procedures.

“Precious Metals Dealer” means Coins ‘N Things, Inc., the dealer in gold selected by the Sponsor to facilitate the Delivery Applicant’s taking Delivery of Physical Gold as provided in the Trust Agreement and the Delivery Applicant Procedures.

“Precious Metals Dealer Indemnified Party” has the meaning ascribed to such term in Section 7.2.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a unit of beneficial interest in the Trust created under the Trust Agreement, having no par value and representing a fractional undivided beneficial interest in the net assets of the Trust which undivided interest shall equal a fraction, the numerator of which is one and the denominator of which is the total number of Shares outstanding.

“Sponsor” means Merk Investments LLC, a Delaware limited liability company, or its successor.

“Surrender” means a book-entry transfer of Shares to the Trustee’s account with the Depository.

“Transaction Contract” means an over-the-counter transaction and shipping contract between the Precious Metals Dealer and the Sponsor pursuant to which (i) the Sponsor, on behalf of the Trust, will acquire the physical gold requested by a Delivery Applicant in the Delivery

Application from the Precious Metals Dealer in exchange for the transfer of Unallocated Gold from the Trust Unallocated Account to the PMD Unallocated Account in an amount of Fine Ounces equal to the Fine Ounce content of the physical gold to be acquired and (ii) the Precious Metals Dealer will arrange for the delivery of the requested physical gold to the Delivery Applicant in accordance with the delivery instructions contained in the Delivery Application.

“Trust” means the Merk Gold Trust.

“Trust Agreement” means the Depositary Trust Agreement of the Merk Gold Trust dated on or about [________, 2014], as amended from time to time, between Merk Investments LLC, as Sponsor, and The Bank of New York Mellon, as Trustee.

“Trust Allocated Account” means the loco London account maintained for the Trust by the initial Custodian pursuant to the Trust Allocated Account Agreement, or another account maintained for the Trust by a successor Custodian on an allocated basis, as the case may be.

“Trust Allocated Account Agreement” means the Allocated Account Agreement dated [__________] between the Custodian and the Trustee pursuant to which the Allocated Account is established and operated.

“Trust Indemnified Party” has the meaning ascribed to such term in Section 7.1.

“Trust Unallocated Account” means the loco London account maintained for the Trust by the Initial Custodian pursuant to the Trust Unallocated Account Agreement, or another account maintained for the Trust by a successor Custodian on an Unallocated Basis, as the case may be.

“Trust Unallocated Account Agreement” means the Unallocated Account Agreement dated [__________] between the Custodian and the Trustee pursuant to which the Unallocated Account is established and operated.

“Trustee” means The Bank of New York Mellon, a New York banking corporation, in its capacity as trustee under the Trust Agreement, or any successor trustee thereunder.

“Unallocated Basis” means, with respect to the holding of gold, that the holder is entitled to receive delivery of physical gold in the amount standing to the credit of the holder’s account, but the holder has no ownership interest in any particular gold that the custodian maintaining that account owns or holds.

“Unallocated Gold” means gold held on an Unallocated Basis.

“USA Patriot Act” means the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act.

1.2           Rules of Construction.  Unless the context otherwise requires:

●	a term has the meaning assigned to it;
●	“or” is not exclusive;

●	the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or other subdivision thereof;
●	“including” means including without limitation;
●	words in the singular include the plural and words in the plural include the singular; and
●	a term defined in any part of speech shall have the corresponding meaning when capitalized and used herein in another part of speech.
2.           DESCRIPTION OF SERVICES

2.1           Exchange and Delivery of Physical Gold.  The Sponsor shall, on behalf of the Trust, acquire from the Precious Metals Dealer the physical gold requested by a Delivery Applicant in the Delivery Application pursuant to a Transaction Contract in exchange for the transfer of Unallocated Gold from the Trust Unallocated Account to the PMD Unallocated Account in an amount of Fine Ounces equal to the Fine Ounce content of the physical gold to be acquired, and, in accordance with Section 2.2, such transfer of Unallocated Gold shall represent the full consideration due from the Trust for the physical gold to be acquired.  The Precious Metals Dealer agrees to arrange promptly for the delivery of physical gold other than London Bars as set forth in the Delivery Application, a copy of which shall be provided to the Precious Metals Dealer by the Sponsor, to a Delivery Applicant as instructed in the Delivery Application pursuant to the terms of this Agreement.

a.           Consultation. On any Business Day, the Sponsor may request information concerning the availability of and suitable delivery methods for physical gold on behalf of Delivery Applicants and the Precious Metals Dealer shall be available to respond.

b.           Pre-Approval; Preparation for Delivery. When a Delivery Applicant submits a Delivery Application for pre-approval to the Sponsor that requests physical gold other than London Bars to be delivered in exchange for the Delivery Applicant’s Shares to be Surrendered, the Sponsor will provide a copy of the submitted Delivery Application to the Precious Metals Dealer. The Precious Metals Dealer will confirm to the Sponsor within 24 hours of receiving a Delivery Application with pending pre-approval that it can deliver the physical gold requested in the Delivery Application should the Sponsor engage in an order to have physical gold delivered in accordance with the instructions of the Delivery Application. Conversely, the Precious Metals Dealer shall notify the Sponsor within 24 hours of receiving a Delivery Application with pending pre-approval if it is unable to provide the Trust with the specified physical gold and the specified delivery timeframe set forth in the Delivery Application. If the Precious Metals Dealer confirms to the Sponsor that it can deliver the physical gold requested in the Delivery Application, the Precious Metals Dealer shall hold or set aside such requested physical gold to ensure such physical gold’s continued availability for delivery to a Delivery Applicant.  If, after the expiration of five (5) Business Days after the Precious Metals Dealer confirms to the Sponsor its ability to deliver such physical gold, the Precious Metals Dealer has not received further instruction pursuant to Section 2(c) of this Agreement concerning the requested physical gold, it is no longer required to hold or set aside such physical gold and shall have no further obligations hereunder with respect to such physical gold.

c.           Instructions for Delivery. When a Delivery Applicant transfers Shares to the Trustee in a binding and irrevocable request to take delivery of physical gold other than London Bars in exchange for Shares based on instructions in the Delivery Application, the Sponsor shall (a) forward a copy of the Delivery Application to the Precious Metals Dealer and b) engage in an over-the-counter transaction with the Precious Metals Dealer to (i) acquire, for the Trust, the physical gold other than London Bars requested by the Delivery Applicant in exchange for the transfer of Unallocated Gold pursuant to a Transaction Contract, and (ii) promptly deliver the requested physical gold to the Delivery Applicant in accordance with the delivery instructions contained in the Delivery Application.

d.           Specifications of Physical Gold.  The Precious Metals Dealer represents and warrants to the Sponsor, the Trust and the Delivery Applicant that the physical gold acquired by the Trust from the Precious Metals Dealer for the Delivery Applicant (i) will be in the amount of Fine Ounces of gold specified in the Delivery Application and (ii) will meet the minimum requirements for physical gold provided for in this Agreement and the Trust Agreement.

2.2           PMD Unallocated Account.  The Precious Metals Dealer shall maintain a PMD Unallocated Account with the Custodian to facilitate the conversion of Unallocated Gold into the physical gold other than London Bars to be acquired by the Trust from the Precious Metals Dealer pursuant to this Agreement.  Upon the Trustee’s confirmation of the Delivery Applicant’s Surrender of Shares pursuant to the Delivery Application and the Trustee’s receipt of an executed Transaction Contract, the Trustee shall instruct the Custodian to transfer Unallocated Gold from the Trust Unallocated Account to the PMD Unallocated Account in an amount of Fine Ounces equal to the Fine Ounce content of the physical gold to be acquired by the Trust from the Precious Metals Dealer pursuant to a Transaction Contract.  Unallocated Gold held in the PMD Unallocated Account shall be held by the Precious Metals Dealer for the account of the Trust until the physical gold relating to the Unallocated Gold has been delivered by the Precious Metals Dealer to the courier for further delivery to the Delivery Applicant, at which time the Unallocated Gold shall be held for the account of the Precious Metals Dealer.

2.3           Accounting.  At the close of any Business Day on which the Precious Metals Dealer has acquired for the Trust, acting through the Sponsor, the physical gold requested in the Delivery Application but has not yet tendered the physical gold to the courier specified by the Delivery Applicant in the Delivery Application, the Precious Metals Dealer shall report to the Sponsor and the Trustee the Fine Ounces of gold held by the Precious Metals Dealer on behalf of the Trust.

2.4           Shipping Physical Gold.  The Precious Metals Dealer shall arrange for the physical gold to be shipped promptly to the Delivery Applicant in accordance with the delivery instructions contained in the Delivery Application.

a.           Specification of Delivery.  If the Precious Metals Dealer is unable to transport the physical gold in accordance with the instructions of the Delivery Application, it may, upon approval from the Sponsor, choose an alternate means of delivery of the physical gold to the Delivery Applicant, provided that the Precious Metals Dealer shall only use reputable, nationally recognized delivery or armored carrier services to deliver the physical gold.

b.           Packaging.  The Precious Metals Dealer shall cause the physical gold received by the Delivery Applicant to be packaged in accordance with the custom of the trade so that the physical gold is not reasonably susceptible to loss or damage during the performance of this Agreement.

c.           Insurance for Shipment.  The Precious Metals Dealer shall obtain appropriate and customary insurance to cover the value of the shipment of physical gold to the Delivery Applicant as specified in the Delivery Application.

d.           Confirmation.  The Precious Metals Dealer agrees to send to the Sponsor and the Trustee confirmation of the shipment of the physical gold to the Delivery Applicant by the close of business on the day of the delivery of physical gold by the Precious Metals Dealer to the courier.  The information contained in the confirmation shall be agreed upon by the parties to this Agreement from time to time.

2.5           Transfer at Delivery.  The Delivery Applicant shall bear all risk of any loss from the time the physical gold is delivered by the Precious Metals Dealer to the courier specified by the Delivery Applicant in the Delivery Application, and neither the Precious Metals Dealer, the Trustee, the Trust nor the Sponsor shall have any liability for any such loss.

2.6           Material Disclosure.  The Precious Metals Dealer agrees that it shall not conceal or misrepresent any material fact or circumstance concerning the physical gold delivered to a Delivery Applicant.

2.7           Confirmation of Delivery to Delivery Applicant.  Upon delivering the physical gold to the Delivery Applicant, the Precious Metals Dealer will confirm to the Sponsor and the Trustee that the physical gold has been delivered in accordance with this Agreement.

2.8           Discrepancies.  In the event the Precious Metals Dealer discovers a discrepancy between the information stated in the Delivery Application and the physical gold delivered to the Delivery Applicant, the Precious Metals Dealer promptly shall notify the Sponsor of such a discrepancy.  In such a case, the Precious Metals Dealer promptly will correct said discrepancy and deliver to the Delivery Applicant such physical gold as instructed by the Delivery Application.

2.9           Due Diligence.  The Precious Metals Dealer agrees to furnish to the Sponsor such information or documentation as it may reasonably be requested from time to time including: (i) periodic verifications confirming compliance with this Agreement and other laws such as those relating to anti-money laundering; (ii) most recent financial statements, including balance sheets and income statements, of the Precious Metals Dealer; (iii) copies of compliance policies or procedures or similar documents relating to the obligations of the Precious Metals Dealer under this Agreement; (iv) such other information or documentation as the Sponsor may reasonably request.  The Precious Metals Dealer agrees to cooperate with reasonable requests from the Sponsor or its designees (including any auditors or legal counsel designated by any of them or their agents), in connection with any audit, regulatory or internal investigation or examination of the Sponsor or the Trust.

2.10           Records.  The Precious Metals Dealer agrees to maintain all records relating to the services provided under this Agreement.  Upon reasonable written request, the Precious Metals

Dealer agrees to make these records available to Sponsor or the Trust and to make one or more of the Precious Metals Dealer’s employees reasonably available to respond to inquiries from the Sponsor or the Trust.

2.11           Investment Advice.  It is understood and agreed that, as part of its services under this Agreement, the Precious Metals Dealer has not undertaken a duty to supervise the Trust’s investment in, or to make any recommendation to the Sponsor or the Trust with respect to, the purchase, sale or other disposition of physical gold obtained or delivered under this Agreement.

2.12           No Relationship.  Nothing contained in this Agreement shall create between the parties the relationship of principal and agent, partnership or joint venture.

2.13           Segregation.  Physical gold acquired by the Trust, acting through the Sponsor, and held for a Delivery Applicant by the Precious Metals Dealer (i) shall be recorded on the books and records of the Precious Metals Dealer as being held for the account of the Trust for delivery to the Delivery Applicant and (ii) shall be segregated from any other gold held by the Precious Metals Dealer for its own account or for the account of any other persons or entity.

3.           CONFIDENTIALITY

3.1           What is Confidential Information.  Each party to this Agreement shall safeguard and hold confidential from disclosure to unauthorized parties all “Confidential Information” of the other party.  For purposes of this Section, the term “Confidential Information” shall mean any and all information which is in any way connected with, derived from or related to the business of a party, including without limitation, any business and financial records, any retail or institutional customer information, computer programs, technical data, investment information, lists, compilations, compositions, programs, plans, devices, descriptions, drawings, methods, techniques, processes, designs, theories concepts or ideas, and any information relating to the pricing or marketing policies, suppliers or customers of a party.

3.2           What is not Confidential Information.  Confidential Information shall not include information to the extent such information is (i) already known to the receiving party free of any restriction at the time obtained, including information in the public domain; (ii) subsequently learned from an independent third party free of restriction; (iii) known through no wrongful act of either party; or (iv) independently developed by one party without reference to information which is confidential.

3.3           Permitted Disclosures of Confidential Information.  For purposes of this Section, only the officers, trustees, directors, and employees of Sponsor, its affiliates and the Trust and those of Precious Metals Dealer, including their respective accountants, auditors, attorneys, agents or service providers, shall be authorized parties, provided those individuals have a “need to know” the Confidential Information that is consistent with their respective positions and legal obligations and responsibilities.  In the event that Confidential Information may be required to be disclosed under applicable securities laws or rules, such Confidential Information may be disclosed upon notice to the other party, which notice may be a copy of the document containing such disclosure.  In the event that one party (the “Disclosing Party”) is requested or required by a court of competent jurisdiction or by any regulatory body which regulates the conduct of the

Disclosing Party to disclose any Confidential Information of the other party (the “Non-Disclosing Party”), to the extent permitted by law, regulation or individual process the Disclosing Party shall provide the Non-Disclosing Party with prompt written notice of any such request or requirement so that the Non-Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  If, in the absence of a protective order or other remedy or the receipt of a waiver by the Non-Disclosing Party, the Disclosing Party is nonetheless, in the opinion of its independent outside counsel, required to disclose Confidential Information, the Disclosing Party may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises the Disclosing Party is required to be disclosed, provided that the Disclosing Party shall take all reasonably practicable measures to preserve the confidentiality of the Confidential Information, including, without limitation, protection under the Freedom of Information Act of the federal government or any state government or by reasonably  cooperating with the Non-Disclosing Party, at the Non-Disclosing Party’s expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

4.           REPRESENTATIONS

4.1           Precious Metals Dealer’s Representations.  The Precious Metals Dealer represents and warrants to the Sponsor, the Trust and the Delivery Applicant that (such representations and warranties being deemed to be repeated upon the Precious Metals Dealer’s receipt of a copy of each Delivery Application under this Agreement):

a.           The Precious Metals Dealer has all necessary authority, powers, licenses and authorizations (which have not been revoked) and has taken all necessary action to enable it lawfully enter into and perform its duties and obligations under this Agreement.

b.           The person entering into this Agreement on behalf of the Precious Metals Dealer has been duly authorized to do so.

c.           This Agreement and the obligations created under it are binding upon and enforceable against the Precious Metals Dealer, in accordance with its terms and do not and will not violate the terms of the any laws, rules or regulations or any order, charge or agreement by which the Precious Metals Dealer is bound.

d.           Any physical gold delivered to a Delivery Applicant by the Precious Metals Dealer under this Agreement: (i) will be in the number of Fine Ounces specified in the Delivery Application; (ii) meets the minimum requirements for physical gold provided for in this Agreement and the Trust Agreement; and (iii) at the time of delivery, the physical gold will be free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by the Trust Agreement).

e.           The Precious Metals Dealer maintains sufficient insurance coverage (including sufficient capital to satisfy any deductibles under said insurance coverage) necessary to insure the full replacement value of any physical gold moved, transported or stored by the Precious Metals Dealer during the performance of this Agreement.

f.           All physical gold acquired by the Trust, acting through the Sponsor, from the Precious Metals Dealer under this Agreement shall be in compliance with all United States export laws.  No physical gold sold by the Precious Metals Dealer shall be exported or re-exported into, or to a national resident of: (i) any country to which the United States has embargoed goods; and (ii) anyone of the United States Treasury Department’s list of Specially Designated Nationals or the United States Commerce Department’s Table of Denial Orders.

4.2           Sponsor’s Representations.  The Sponsor represents and warrants to the Precious Metals Dealer that (such representations and warranties being deemed to be repeated upon the provision of a copy of each Delivery Application to the Precious Metals Dealer under this Agreement):

a.           The Sponsor has all necessary authority, powers, licenses and authorizations (which have not been revoked) and has taken all necessary action to enable it lawfully enter into and perform its duties and obligations under this Agreement.

b.           The person entering into this Agreement on behalf of the Sponsor has been duly authorized to do so.

c.           This Agreement and the obligations created under it are binding upon and enforceable against the Sponsor, in accordance with its terms and do not and will not violate the terms of the laws, rules or regulations or any order, charge or agreement by which the Sponsor is bound.

4.3           USA Patriot Act.  The Precious Metals Dealer and the Sponsor agree to use all reasonable efforts to comply with all applicable laws and regulations, including the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “USA Patriot Act”).  In particular, the Precious Metals Dealer and the Sponsor hereby represent and warrant that: (i) they are in compliance with the USA Patriot Act; (ii) none of the funds being used to consummate transactions subject to this Agreement were derived from or related or connected to money-laundering, terrorism or any other illegal or illicit activity; and (iii) none of the transactions subject to this Agreement are schemes, or part of a scheme, involving or in support of terrorism, money-laundering or any other illegal or illicit activity.  The Precious Metals Dealer and the Sponsor each reserve the right to require the respective counterparty to provide supporting information and documentation in support of the preceding representations and warranties, or to ensure compliance with the USA Patriot Act.

5.           FEES AND EXPENSES

5.1           Transaction-Based Fees. The cost of acquiring gold other than London Bars as specified in the Delivery Application in exchange for the transfer of Unallocated Gold from the Trust Unallocated Account is borne by the Sponsor. The Precious Metals Dealer shall charge market-based rates for such conversion, which shall be agreed upon by the Sponsor prior to the conversion, and be paid by the Sponsor in US Dollars to an account identified by the Precious Metals Dealer to the Sponsor in writing.

5.2           Responsibility of Sponsor.  Except when otherwise specified in the Delivery Application, the Sponsor shall be responsible for all expenses relating to shipping physical gold from the Precious Metals Dealer to the Delivery Applicant as specified in the Delivery Application. Such expenses will typically be billed separately to the Sponsor, but may be included in the transaction-based fee referenced in Section 5.1., as may be agreed upon between the Sponsor and the Precious Metals Dealer.

6.           RISK AND LIABILITY

6.1           Standard of Care and Risk.  The Precious Metals Dealer shall take good care, custody and control of the gold in its possession pursuant to the terms of this Agreement and shall exercise the same degree of care and diligence in safeguarding the Trust’s gold as any reasonably prudent person acting as custodian would exercise in the same circumstances.  The Precious Metals Dealer shall bear all risk of physical loss or damage thereto from the time the Delivery Application has been received by the Precious Metals Dealer in accordance with the terms and conditions set forth in the Agreement until the time the physical gold has been tendered to the courier specified by the Delivery Applicant in the Delivery Application.

6.2           Default or Misconduct.  Neither the Sponsor nor the Trust nor the Trustee shall be responsible for the default or misconduct of the Precious Metals Dealer.  Subject to the preceding sentence, the Precious Metals Dealer accepts sole liability for: (i) any loss or damage to gold while in the possession of, or in transit to or from, the Precious Metals Dealer; (ii) any loss or damage to gold resulting from the actions or omissions of, or the insolvency of, the Precious Metals Dealer; (iii) the amount, validity or adequacy of insurance maintained by the Precious Metals Dealer; and (iv) any defect in gold acquired by the Precious Metals Dealer or failure of such gold to conform to the requirements of the London Good Delivery Standards or the requirements for physical gold set forth in this Agreement and the Trust Agreement.

6.3           Failure to Deliver.  Neither the Trust nor the Trustee nor the Sponsor nor the Precious Metals Dealer shall be liable for a failure to deliver the maximum number of Fine Ounces represented by the Shares surrendered to the Trust by the Delivery Applicant.

6.4           Recourse.  Nothing in this Section 6 shall limit the right of the Sponsor to seek recourse against the Precious Metals Dealer if the physical gold delivered to the Delivery Applicant does not meet: (i) the amount of Fine Ounces specified in the Delivery Application; or (ii) the minimum requirements for physical gold provided for in this Agreement and the Trust Agreement.

6.5           Communications with Delivery Applicant.  The Sponsor shall be responsible for all communications with a Delivery Applicant concerning the Delivery Application, including the amount and quantity of physical gold to be delivered to the Delivery Applicant.

6.6           Cooperation.  The parties shall promptly and diligently assist each other to establish the identity of any physical gold lost or destroyed and shall take all such other reasonable steps as may be necessary to assure the maximum amount of salvage at a minimum cost.

6.7           Lost or Destroyed Physical Gold.  In the event of physical loss or destruction (whether through fraud, theft, negligence or otherwise and regardless of culpability by the Precious Metals Dealer) while physical gold is in the possession and control of the Precious Metals Dealer during the term of this Agreement or any renewal(s) thereof, the Precious Metals Dealer will replace the lost or destroyed physical gold within twenty (20) Business Days from the date the Precious

Metals Dealer becomes aware of said loss or destruction, based on the advised weight and advised assay characteristics provided in the Delivery Application.

6.8           Damage to Physical Gold.  Conditional upon the Sponsor giving written notice to the Precious Metals Dealer via a Delivery Application, in the event of physical damage to physical gold while the physical gold is in the possession and control of the Precious Metals Dealer during the term of this Agreement or any renewal(s) thereof, the Precious Metals Dealer will restore the portion of damaged physical gold to at least as good as state as it was prior to being so damaged or, if the damaged physical gold cannot be restored, replace the damaged physical gold on the basis of the advised weight and advised assay character provided in the Delivery Application within twenty (20) Business Days from the date the Precious Metals Dealer becomes aware of said damage.

6.9           Replacement.  Upon replacement of lost and/or destroyed physical gold as provided for above, the Sponsor, on behalf of the Trust, hereby agrees to and does hereby assign to the Precious Metals Dealer all of the Trust’s right, title and interest in said lost and/or destroyed physical gold.  Upon replacement of lost and/or destroyed physical gold and/or upon restoration of damaged physical gold, the Sponsor, on behalf of the Trust, hereby agrees to and does hereby assign to the Precious Metals Dealer all of its rights of recovery against third parties that are the subject of a claim and/or against whom a claim can be instituted, and to execute any documents as may be reasonably necessary to perfect such assignment upon request by the Precious Metals Dealer or the Precious Metals Dealer’s insurers.

6.10           Consequential Damages.  The Precious Metals Dealer shall not be liable under any circumstances whatsoever for special, incidental, consequential, indirect or punitive losses or damages (including lost profits or lost savings), except to the extent such losses or damages arise as a result of gross negligence or willful misconduct by the Precious Metals Dealer and whether or not the Precious Metals Dealer has knowledge that such losses or damages might be incurred.

6.11           Force Majeure.  The Precious Metals Dealer shall not be responsible for any failure in performance under this Agreement to the extent such failure arises, directly or indirectly, out of causes reasonably beyond its control, including default by suppliers of goods or services essential to the performance of services hereunder, acts of God, war, terrorism, governmental acts in sovereign capacity, labor disturbances and strikes, power failures or other outages, fire, flood or epidemic.

7.           INDEMNITY

7.1           To Trust, Trustee and Sponsor.  The: (i) Trust; (ii) Trustee and its directors, officers, employees, shareholders, agents and affiliates (as such term is defined under the Securities Act); and (iii) Sponsor and its directors, officers, employees, members, agents and affiliates (as such term is defined under the Securities Act) (each, a “Trust Indemnified Party”) shall be indemnified from, and held harmless by, the Precious Metals Dealer against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with any breach by the Precious Metals Dealer of any representation, warranty, covenant or agreement of this Agreement or the performance of its obligations under this Agreement in effecting instructions pursuant to a Delivery Application (collectively, “Effecting Delivery Applicant

Instructions”) to the extent such loss, liability or expense was incurred without: (i) negligence, bad faith, willful misconduct or willful malfeasance on the part of such Trust Indemnified Party in connection with the performance of its obligations under this Agreement, Effecting Delivery Applicant Instructions, or any actions taken in accordance with the provisions of this Agreement; or (ii) reckless disregard on the part of such Trust Indemnified Party of its obligations and duties under this Agreement, or in Effecting Delivery Applicant Instructions.  Such indemnity also shall include payment from the Precious Metals Dealer of the reasonable costs and expenses incurred by such Trust Indemnified Party in investigating or defending itself against any such loss, liability or expense or any claim therefor.  Any amounts payable to a Trust Indemnified Party under this section may be payable in advance or shall be secured by a lien on the assets of the Precious Metals Dealer.

7.2           To Precious Metals Dealer.  The Precious Metals Dealer and its directors, officers, employees, shareholders, agents and affiliates (as such term is defined under the Securities Act) (each, a “Precious Metals Dealer Indemnified Party”) shall be indemnified from the Sponsor and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with Effecting Delivery Applicant Instructions to the extent such loss, liability or expense was incurred without: (i)  negligence, bad faith, willful misconduct or willful malfeasance on the part of such Precious Metals Dealer Indemnified Party in connection with the performance of its obligations under this Agreement, Effecting Delivery Applicant Instructions, or any actions taken in accordance with the provisions of this Agreement; or (ii) reckless disregard on the part of such Precious Metals Dealer Indemnified Party of its obligations and duties under this Agreement, or in Effecting Delivery Applicant Instructions.  Such indemnity also shall include payment from the Sponsor of the reasonable costs and expenses incurred by such Precious Metals Dealer Indemnified Party in investigating or defending itself against any such loss, liability or expense or any claim therefor.  Any amounts payable to a Precious Metals Dealer Indemnified Party under this section may be payable in advance or shall be secured by a lien on the assets of the Sponsor.

7.3           Limitation.  The Precious Metals Dealer agrees that obligations assumed by the Sponsor pursuant to this Agreement shall be limited in all cases to the assets of the Sponsor.  The Precious Metals Dealer further agrees that they shall not seek satisfaction of any such obligations from the Trust or any individual shareholder of the Trust, nor from the Trustee or any of the Trustee’s officers, employees or agents, whether past, present or future, none of whom shall be personally liable therefor.

8.           DURATION, AMENDMENT AND TERMINATION

8.1           Effectiveness and Duration.  The term of this Agreement shall begin on the date first written above and shall continue in effect subject to the termination provisions and all other terms and conditions hereof.

8.2           Amendments.  This Agreement may only be amended or modified by mutual written agreement of the parties in writing.

8.3           Termination.  This Agreement may be terminated at any time by the Sponsor on 180 days’ written notice delivered or mailed by registered mail, postage prepaid, to the Precious

Metals Dealer.  The Precious Metals Dealer may at any time terminate this Agreement on 180 days’ written notice delivered or mailed by registered mail, postage prepaid, to the Sponsor.  This Agreement automatically and immediately will terminate in the event of its assignment.  Termination of this Agreement pursuant to Section 8 shall be without the payment of any penalty.

8.4           Non-performance.  If the Precious Metals Dealer fails to undertake or perform, or becomes incapable of undertaking or performing, any of the duties that by the terms of this Agreement are required to be undertaken or performed by it, and such failure or incapacity is not cured within 30 days following receipt of notice from the Sponsor of such failure or incapacity, or if the Precious Metals Dealer is adjudged bankrupt or insolvent, or a receiver of the Precious Metals Dealer or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Precious Metals Dealer or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Precious Metals Dealer shall be deemed conclusively to have resigned effective immediately upon written notice from the Sponsor requesting such resignation following the occurrence of any of the specified events.

8.5           Transition to new Precious Metals Dealer.  Prior to the termination of this Agreement as set forth in this Section 8, the Sponsor shall provide the Precious Metals Dealer with written instructions for the return of the Trust’s gold.  The Precious Metals Dealer shall promptly comply with such instructions.  The Sponsor and/or the Trust shall bear the reasonable costs of transfer or return of the Trust’s gold.

9.           MISCELLANEOUS

9.1           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

9.2           Third Party Beneficiary.  The Precious Metals Dealer and the Sponsor acknowledge and agree that this Agreement is entered into for, among other things, the benefit of the Trust and intend that the Trust shall be a third-party beneficiary of this Agreement and be entitled to enforce all of the terms hereof, including the rights granted in its favor and in favor of the Sponsor under this Agreement.  The Trust Indemnified Parties and the Precious Metals Dealer Indemnified Parties shall by third-party beneficiaries  of Section 7, as applicable.

9.3           Legality of Agreement.  In case any one or more of the provisions contained in this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall in no way be affected, prejudiced or disturbed thereby.

9.4           Notice.  All notices given under this Agreement must be in writing.  Any notice to be given to a party shall be deemed to have been duly given (i) when it is actually delivered by a messenger or recognized courier service, (ii) five days after it is mailed by registered or certified mail, postage paid, or (iii) when receipt of a facsimile transmission is acknowledged via a return receipt or receipt confirmation as requested by the original transmission, in each case to or at the address set forth below:

To the Sponsor:

MERK INVESTMENTS LLC
960 San Antonio Road, #201
Palo Alto, California 94303
Attention: Axel Merk

Telephone: (650) 323-4341
Facsimile: (650) 745-7045

or to any other place to which the Sponsor may have transferred its principal office with notice to the Precious Metals Dealer.

To the Precious Metals Dealer:

COINS ‘N THINGS, INC.
350 Bedford Street
Bridgewater, Massachusetts 02324
Attention: Mark Oliari

Telephone: (508) 697-9600
Facsimile: (508) 697-5815

or to any other place to which the Precious Metals Dealer may have transferred its principal office with notice to the Sponsor.

9.5           Jurisdiction, Waiver of Service, Authorized Agent of Service.  Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York, and of any federal court located in the Borough of Manhattan in the City of New York in such State, in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted under this Agreement and waives any claim of forum non conveniens and any objections as to laying of venue.  Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person’s address last specified for purposes of notices hereunder.  Precious Metals Dealer agrees that the requirements of service will be satisfied by delivery of process to its place of business described in Section 9.4 by delivery of process by a deputy sheriff for Plymouth County, Massachusetts.

9.6           Governing Law.  This Agreement shall be interpreted under, and all rights and duties under this Agreement shall be governed by, the internal substantive laws (but not the choice of law rules) of the State of New York.

9.7           Survival.  The provisions of Sections 1.2, 2.1(d), 9.2, 9.3, 9.5, 9.6 and 9.7 and of Sections 3, 4, 6, 7 and 8 hereof shall survive the Delivery of physical gold to the Delivery Applicant and any expiration, termination or rescission of this Agreement, or the resignation or removal of the Trustee, Sponsor or Precious Metals Dealer.

[Signature Page Follows]

IN WITNESS WHEREOF, MERK INVESTMENTS LLC and COINS ‘N THINGS have duly executed this Transaction and Shipping Agreement as of the day and year first set forth above.

MERK INVESTMENTS LLC, as Sponsor

By:

Name:

Title:

COINS ‘N THINGS, as Precious Metals Dealer

By:

Name:

Title:

[Signature Page to Transaction and Shipping Agreement]